Exhibit 99.1

Water Now, Inc. retains Porter, LeVay & Rose, Inc. as its Investor Relations Consultant

Furthering Investment Community Engagement

March 7, 2019

FORT WORTH, TX

Water Now, Inc., (OTC-WTNW), a leader in water purification solutions, today announced it has retained Porter, LeVay & Rose, Inc. (“PLR”) as its investor relations consultant.

Discussing the engagement, David King, Chief Executive Officer, commented: “Our mission continues to be to develop and refine a mobile water purification system that is capable of converting pond, river and salt water into clean drinking portable water. Porter, LeVay & Rose (understands this mission and is as enthusiastic as us to help solve this global problem. I’m very excited to have PLR as our advisor.”

Michael Porter, President of Porter, LeVay & Rose, commented: “Water is a basic human right yet 844 million people in the world don’t have access to clean water. But, Water Now has come up with innovative and cost-effective solutions to solve this problem. We are delighted to be working with Water Now, Inc. The company’s amazing technology will prove to be game changing in the water purification space and assist in providing safe drinking water from virtually any water source available.”

Forward Looking Statements

Statements in this document contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on many assumptions and estimates and are not guarantees of future performance. These statements may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements Water Now, Inc. to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Water Now, Inc. assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation those set forth as "Risk Factors" in our filings with the Securities and Exchange Commission ("SEC"). There may be other factors not mentioned above or included in the Water Now's SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement. Water Now, Inc. assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.